UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

ARYx THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.      Costs Associated with Exit or Disposal Activities.

On February 17, 2010, the board of directors (“Board”) of ARYx Therapeutics, Inc. (“ARYx”) committed to a restructuring plan that will result in a substantial reduction in force at ARYx. The restructuring plan is primarily designed to help ARYx reduce operating expenses and conserve cash resources as it explores various strategic alternatives to optimize the value of ARYx’s assets for its stockholders.

The reduction in force contemplated by the restructuring plan will specifically result in the termination of 37 non-officer employees.  Following the reduction in force, ARYx will have fewer than 20 employees, including the executive officers that will continue with the company. Employees affected by the reduction in force have received notification from ARYx. The positions impacted are across ARYx’s business functions, including the research and development, clinical, operations and general and administrative departments. ARYx expects to complete the restructuring plan during the first quarter of 2010.

Employees affected by the reduction of force will be provided with severance payments, continuation of current benefits and outplacement assistance. The severance payments to such employees will consist of 50% cash and 50% ARYx common stock in order to minimize the company’s associated cash expense, with an aggregate of up to approximately 697,000 shares of common stock issuable under ARYx’s equity incentive plan based on the average closing price of the common stock on The NASDAQ Global Market for the five days preceding the issuance.

As a result of the restructuring plan, ARYx estimates that it will record an aggregate restructuring charge of approximately $2.0 million in the first quarter of 2010 for severance and other personnel-related expenses, such as employee benefits. The estimated restructuring charge will be comprised of approximately $1.3 million of cash expenditures and approximately $0.7 million of non-cash charges. The restructuring charge that ARYx expects to incur in connection with the restructuring plan is subject to a number of assumptions, and actual results may materially differ. ARYx may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the occurrence and likelihood of a partnering and/or strategic transaction with respect to ARYx’s lead product candidates and assets on optimal terms or at all, the expected timing of completion of the reduction in force, and the expected savings, costs and related charges of the reduction in force. Words such as “designed,” “expects,” “will,” “estimates,” “may,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARYx’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. ARYx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that ARYx may not be able to complete a partnering and/or strategic transaction with respect to its lead product candidates and assets on optimal terms or at all; the risk that the restructuring costs may be greater than anticipated; the risk that ARYx’s workforce reduction and any future workforce and expense reductions may have an adverse impact on ARYx’s internal programs, its ability to hire and retain key personnel and may be distracting to management; and the risk that ARYx will need substantial additional funding and may be unable to raise additional capital when needed which would force ARYx to limit or cease its operations and related product development programs and other risks detailed from time to time in ARYx’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and other periodic filings with the Securities and Exchange Commission. ARYx expressly disclaims any duty, obligation, or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in ARYx’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Item 8.01.              Other Events.

On February 18, 2010, ARYx issued a press release announcing the restructuring plan and associated reduction in force described in Item 2.05 of this Current Report on Form 8-K and announcing ARYx’s retention of Cowen and Company to explore strategic alternatives. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated February 18, 2010, entitled “ARYx Retains Cowen to Explore Strategic Options.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 19, 2010

ARYx THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated February 18, 2010, entitled “ARYx Retains Cowen to Explore Strategic Options.”